Exhibit 99.1

Vishay Intertechnology Reports Second Quarter 2025 Results

Malvern, PA, August 6, 2025 – Vishay Intertechnology, Inc., (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive electronic components, today announced results for the fiscal second quarter ended June 28, 2025.

Highlights
•	2Q 2025 revenues of $762.3 million
•	Gross margin was 19.5% and included the negative impact of approximately 160 basis points related to the addition of Newport
•	2Q 2025 EPS of $0.01
•	2Q 2025 Adjusted loss per share of $(0.07)
•	2Q 2025 book-to-bill of 1.02 with book-to-bill of 0.98 for semiconductors and 1.06 for passive components
•	Backlog at quarter end was 4.6 months

“The promising signals we saw emerging at the beginning of the year contributed to a 7% sequential increase in revenue for the second quarter.  We delivered growth for semis and passives, across each of our end markets, each region, and to distributors and EMS customers,” said Joel Smejkal, president and CEO.   “With market indicators remaining directionally positive, our investments in capacity expansion positions Vishay to be ready to participate more fully in the market upturn.”

3Q 2025 Outlook
For the third quarter of 2025, management expects revenues in the range of $775 million +/- $20 million and a gross profit margin in the range of 19.7% +/- 50 basis points, including the negative impact of approximately 160 to 185 basis points from the addition of Newport.

Conference Call
A conference call to discuss Vishay’s second quarter financial results is scheduled for Wednesday, August 6, 2025 at 9:00 a.m. ET. To participate in the live conference call, please pre-register here. Upon registering, you will be emailed a dial-in number, and unique PIN.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call available on the Investor Relations website approximately one hour following the call and will remain available for 30 days.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including forecasted revenues and margins, capital investment, capacity expansion, stockholder returns, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words and expressions such as “guide,” “will,” “expect,” “anticipate,” “committed” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Executive Vice President, Corporate Development
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	June 28, 2025	March 29, 2025	June 29, 2024

Net revenues	$762,250	$715,236	$741,239
Costs of products sold	613,567	579,682	578,369
Gross profit	148,683	135,554	162,870
Gross margin	19.5%	19.0%	22.0%

Selling, general, and administrative expenses*	126,565	134,739	124,953
Operating income	22,118	815	37,917
Operating margin	2.9%	0.1%	5.1%

Other income (expense):
Interest expense	(10,588)	(8,790)	(6,657)
Other	747	3,747	5,011
Total other income (expense) - net	(9,841)	(5,043)	(1,646)

Income (loss) before taxes	12,277	(4,228)	36,271

Income tax expense (benefit)	10,273	(136)	12,391

Net earnings (loss)	2,004	(4,092)	23,880

Less: net earnings attributable to noncontrolling interests	-	-	347

Net earnings (loss) attributable to Vishay stockholders	$2,004	$(4,092)	$23,533

Basic earnings (loss) per share attributable to Vishay stockholders	$0.01	$(0.03)	$0.17

Diluted earnings (loss) per share attributable to Vishay stockholders	$0.01	$(0.03)	$0.17

Weighted average shares outstanding - basic	135,702	135,799	137,326

Weighted average shares outstanding - diluted	136,167	135,799	138,084

Cash dividends per share	$0.10	$0.10	$0.10

* Selling, general, and administrative expenses for the fiscal quarter ended June 28, 2025 include a ($11,293) benefit recognized upon the favorable resolution of a contingency.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	June 28, 2025	June 29, 2024

Net revenues	$1,477,486	$1,487,518
Costs of products sold	1,193,249	1,154,241
Gross profit	284,237	333,277
Gross margin	19.2%	22.4%

Selling, general, and administrative expenses*	261,304	252,689
Operating income	22,933	80,588
Operating margin	1.6%	5.4%

Other income (expense):
Interest expense	(19,378)	(13,153)
Other	4,494	13,098
Total other income (expense) - net	(14,884)	(55)

Income before taxes	8,049	80,533

Income tax expense	10,137	25,210

Net earnings (loss)	(2,088)	55,323

Less: net earnings attributable to noncontrolling interests	-	866

Net earnings (loss) attributable to Vishay stockholders	$(2,088)	$54,457

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.02)	$0.40

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.02)	$0.39

Weighted average shares outstanding - basic	135,750	137,525

Weighted average shares outstanding - diluted	135,750	138,279

Cash dividends per share	$0.20	$0.20

* Selling, general, and administrative expenses for the six fiscal months ended June 28, 2025 include a ($11,293) benefit recognized upon the favorable resolution of a contingency.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(Unaudited - In thousands)

	June 28, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$473,860	$590,286
Short-term investments	5,217	16,130
Accounts receivable, net	461,809	401,901
Inventories:
Finished goods	192,393	175,176
Work in process	326,575	296,393
Raw materials	235,898	217,812
Total inventories	754,866	689,381

Prepaid expenses and other current assets	216,330	217,809
Total current assets	1,912,082	1,915,507

Property and equipment, at cost:
Land	86,411	84,124
Buildings and improvements	813,274	766,058
Machinery and equipment	3,433,596	3,259,213
Construction in progress	421,365	367,564
Allowance for depreciation	(3,124,035)	(2,931,221)
	1,630,611	1,545,738

Right of use assets	122,554	117,953
Deferred income taxes	179,215	159,769
Goodwill	180,348	179,005
Other intangible assets, net	86,195	87,223
Other assets	110,650	105,501
Total assets	$4,221,655	$4,110,696

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(Unaudited - In thousands)

	June 28, 2025	December 31, 2024

Liabilities and equity
Current liabilities:
Trade accounts payable	$224,346	$216,313
Payroll and related expenses	176,553	137,101
Lease liabilities	26,986	25,901
Other accrued expenses	268,101	264,471
Income taxes	11,308	64,562
Total current liabilities	707,294	708,348

Long-term debt less current portion	914,504	905,019
Deferred income taxes	98,320	96,363
Long-term lease liabilities	98,970	94,218
Other liabilities	119,573	104,086
Accrued pension and other postretirement costs	188,003	173,700
Total liabilities	2,126,664	2,081,734

Equity:
Common stock	13,415	13,361
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,314,066	1,306,245
Retained earnings	926,267	955,500
Treasury stock (at cost)	(224,592)	(212,062)
Accumulated other comprehensive income (loss)	64,625	(35,292)
Total equity	2,094,991	2,028,962
Total liabilities and equity	$4,221,655	$4,110,696

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	June 28, 2025	June 29, 2024

Operating activities
Net earnings (loss)	$(2,088)	$55,323
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	109,743	101,677
(Gain)/loss on disposal of property and equipment	73	(1,091)
Inventory write-offs for obsolescence	17,456	19,051
Stock compensation expense	11,736	9,293
Deferred income taxes	(6,034)	5,589
Other	(3,606)	(632)
Change in U.S. transition tax liability	(47,027)	(37,622)
Change in repatriation tax liability	(9,375)	(15,000)
Changes in operating assets and liabilities, net of effects of businesses acquired	(63,571)	(81,107)
Net cash provided by operating activities	7,307	55,481

Investing activities
Capital expenditures	(126,167)	(115,648)
Proceeds from sale of property and equipment	494	1,265
Purchase of businesses, net of cash acquired	-	(200,185)
Purchase of short-term investments	(28,481)	(59,638)
Maturity of short-term investments	39,400	80,110
Other investing activities	(661)	(1,220)
Net cash used in investing activities	(115,415)	(295,316)

Financing activities
Principal payments on long-term debt	(41,911)	-
Net proceeds on revolving credit facility	49,000	-
Dividends paid to common stockholders	(24,700)	(25,033)
Dividends paid to Class B common stockholders	(2,419)	(2,419)
Repurchase of common stock held in treasury	(12,538)	(25,160)
Cash withholding taxes paid when shares withheld for vested equity awards	(3,957)	(4,058)
Other financing activities	10,078	-
Net cash used in financing activities	(26,447)	(56,670)
Effect of exchange rate changes on cash and cash equivalents	18,129	(3,483)

Net decrease in cash and cash equivalents	(116,426)	(299,988)

Cash and cash equivalents at beginning of period	590,286	972,719
Cash and cash equivalents at end of period	$473,860	$672,731

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024

GAAP net earnings (loss) attributable to Vishay stockholders	$2,004	$(4,092)	$23,533	$(2,088)	$54,457

Reconciling items affecting operating income:
Favorable resolution of contingency	$(11,293)	$-	$-	$(11,293)	$-

Adjusted net earnings (loss)	$(9,289)	$(4,092)	$23,533	$(13,381)	$54,457

Adjusted weighted average diluted shares outstanding	135,702	135,799	138,084	135,750	138,279

Adjusted earnings (loss) per diluted share	$(0.07)	$(0.03)	$0.17	$(0.10)	$0.39

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net cash provided by (used in) operating activities	$(8,791)	$16,098	$(24,730)	$7,307	$55,481
Proceeds from sale of property and equipment	$215	279	514	494	1,265
Less: Capital expenditures	$(64,598)	(61,569)	(62,564)	(126,167)	(115,648)
Free cash	$(73,174)	$(45,192)	$(86,780)	$(118,366)	$(58,902)

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024

GAAP net earnings (loss) attributable to Vishay stockholders	$2,004	$(4,092)	$23,533	$(2,088)	$54,457
Net earnings attributable to noncontrolling interests	-	-	347	-	866
Net earnings (loss)	$2,004	$(4,092)	$23,880	$(2,088)	$55,323

Interest expense	$10,588	$8,790	$6,657	$19,378	$13,153
Interest income	(4,023)	(3,877)	(6,663)	(7,900)	(15,716)
Income taxes	10,273	(136)	12,391	10,137	25,210
Depreciation and amortization	55,970	53,773	52,150	109,743	101,677
EBITDA	$74,812	$54,458	$88,415	$129,270	$179,647

Reconciling items
Favorable resolution of contingency	(11,293)	-	-	(11,293)	-

Adjusted EBITDA	$63,519	$54,458	$88,415	$117,977	$179,647

Adjusted EBITDA margin**	8.3%	7.6%	11.9%	8.0%	12.1%

** Adjusted EBITDA as a percentage of net revenues